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                                                                     EXHIBIT 5.1

                                October 3, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

  RE:  ASCEND COMMUNICATIONS, INC.
       REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

  As legal counsel for Ascend Communications, Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 90,003 shares of Common Stock, par value $0.001 per share (the "Common Stock"), issued by the Company to the Selling Stockholders in connection with that certain Agreement and Plan of Merger dated August 30, 1996 by and among the Company, Subspace Acquisition Corporation, a Delaware corporation, and Subspace Communications, Incorporated, a California corporation.

  We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

  Based on such examination, we are of the opinion that the 90,003 shares of Common Stock of the Company being registered pursuant to the Registration Statement and to be sold by the Selling Stockholders are duly authorized shares of Common Stock and, when sold, will be validly issued, fully paid and nonassessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

  This opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.

                                 Respectfully submitted,


                                 /s/ Gray Cary Ware & Freidenrich
                                 ------------------------------------
                                 GRAY CARY WARE & FREIDENRICH
                                 A Professional Corporation